UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

CHINA PRECISION STEEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1623047
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

18th Floor, Teda Building

87 Wing Lok Street, Sheungwan,

Hong Kong

People’s Republic of China

(Address of Principal Executive Offices)

852-2543-2290

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant.

Resignation of MSPC

On June 18, 2015, the Board of Directors of the Company was notified by its auditor, MSPC, Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”), that MSPC has resigned as the Company’s auditing firm.

The Company’s Board of Directors has accepted the resignation of MSPC.

No accountant’s report on the financial statements for the past year contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company’s most recent fiscal year (ended June 30, 2014) and from July 1, 2014 to the date of this Report, there were no disagreements with MSPC on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. For the year ended June 30, 2014 and from July 1, 2014 to the date of this Report, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided MSPC with a copy of the foregoing disclosure and requested MSPC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of MSPC’s letter dated June 22, 2015 is attached as Exhibit 16.1 in this filing.

The Company anticipates appointing successor auditors after its ongoing restructuring and will file the required Current Report on Form 8-K concurrent with that event.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter from MSPC

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 22, 2015	CHINA PRECISION STEEL, INC.

By:	/s/ Leada Tak Tai Li
Leada Tak Tai Li, Chief Financial Officer
(Principal Financial Officer)